SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-KA



                             AMENDED CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):             July 31, 1996



                               GORAN CAPITAL INC.

             (Exact name of registrant as specified in its charter)



               Canada                    000-24366            Not Applicable
(State or other jurisdiction of        (Commission         (I.R.S. Employer
Incorporation or organization)         File Number)        Identification No.)




181 University Avenue, Suite 1101 - Box 11, Toronto, Ontario, Canada     M5H 3M7
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:      (416) 594-1155 (Canada)
                                                         (317) 259-6300    (USA)

(Former name or former address, if changed since last report)     Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

In June, 1995, the Company's 100% owned subsidiary, Symon's International Group, Inc., ("SIG") entered into a letter of intent to acquire Superior Insurance Company ("Superior")from Fortis, Inc. ("Fortis"), and in January, 1996, SIG secured a commitment from the GS Capital Partners II, L.P.; GS Capital Partners II Offshore, L.P.; Stone Street Funds, L.P.; Bridge Street Funds, L.P.; and Goldman Sachs & Co. VerwaltungsGmblt, five investment funds affiliated with Goldman, Sachs & Co. (collectively, the "GS Funds") to invest equity capital. On January 31, 1996, the Company, SIG, Fortis and its wholly-owned subsidiary, Interfinancial, Inc. ("Interfinancial"), a holding company for Superior, entered into a Stock Purchase Agreement (the "Superior Purchase Agreement") pursuant to which SIG agreed to purchase Superior from Interfinancial (the "Acquisition") for a purchase price of approximately $66 million. Simultaneously with the execution of the Superior Purchase Agreement, the Company, SIG, GGS Management Holdings, Inc. ("GGS Holdings") and GS Capital Partners II, L.P., a Delaware limited partnership, entered into an agreement (the "GGS Agreement") to capitalize GGS Holdings and to cause GGS Holdings to issue its capital stock to SIG and to the GS Funds, so as to give SIG a 52% ownership interest and the GS Funds a 48% ownership interest (the "Formation Transaction"). Pursuant to the GGS Agreement, (a) SIG contributed to GGS Holdings (i) Pafco General Insurance Company ("Pafco") common stock with a book value determined in accordance with U.S. GAAP of at least $15.3 million as reflected on an audited post-closing balance sheet of Pafco, (ii) its right to acquire Superior pursuant to the Superior Purchase Agreement and (iii) certain fixed assets, including office furniture and equipment, having a value of approximately $350,000 and (b) the GS Funds contributed to GGS Holdings $21.2 million in cash. If the book value of Pafco as reflected on the final post-closing balance sheet is less than $15.3 million, SIG will be required to contribute the amount of the deficiency in cash to GGS Holdings no later than December 31, 1996, plus interest at the prime rate from the date of closing of the Formation Transaction to date of payment. The Formation Transaction and the Acquisition were completed on April 30, 1996. GGS Management Inc. "(GGS Management"), a wholly owned subsidiary at GGS Holdings funded the purchase price with a combination of the $21.2 million contributed by the GS Funds and the proceeds of $48.0 million senior bank facility extended to GGS Management (the "GGS Senior Credit Facility").

     Pursuant to the GGS Agreement, Pafco transferred all of the outstanding capital stock of IGF (the "Transfer") in order to improve the risk-based capital rating of Pafco and to permit GGS Holdings to focus exclusively on the nonstandard automobile insurance business. Pafco accomplished the Transfer by forming a wholly-owned subsidiary, IGF Holdings, Inc. ("IGF Holdings"), to which Pafco contributed all of the outstanding shares of capital stock of IGF. Prior to the distribution of the IGF Holdings capital stock to the Company, IGF Holdings paid to Pafco a dividend in the aggregate amount of approximately $11.0 million (the "Dividend"), consisting of $7.5 million in cash and a subordinated promissory note in the principal amount of approximately $3.5 million (the "IGF Note"). Pafco then distributed the outstanding capital stock of IGF Holdings to the Company. IGF Holdings funded the cash portion of the Dividend with bank debt in the principal amount of $7.5 million (the "IGFH Bank Debt"). The IGFH Bank Debt and the IGF Note will be repaid with a portion of the proceeds from the Offering.

     Prior to January 1, 1996, SIG, through Symons International Group, Inc. (Florida) ("SIGF"), its specialized surplus lines brokerage unit based in Florida, provided certain commercial insurance products through retail agencies, principally in the southeast United States. SIGF writes these specialty products through a number of different insurers including Pafco, United National Insurance Group, Munich American Reinsurance Corp. and Lloyd's of London. Effective January 1, 1996, SIG transferred to the Company all of the issued and outstanding shares of capital stock of SIGF (the "Distribution").

         The following pro-forma financial statements amend and restate the pro forma financial statements included in Goran Capital Inc.'s Form 8-K originally filed as of May 14, 1996 and amended as of July 15, 1996:

1.   Unaudited pro-forma consolidated financial statements of Goran Capital Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GORAN CAPITAL INC.
                               (Registrant)



July 31, 1996                   By:   /s/  Alan G. Symons
                                        President and Chief Executive Officer

  UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF GORAN CAPITAL, INC.

     The following unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1995 and the three months ended March 31, 1996 present results for the Company as if the Acquisition, Formation Transaction, Transfer and Distribution (collectively, the "Transactions") had occurred as of January 1, 1995 and January 1, 1996, respectively. The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1996 gives effect to the Transactions as if they had occurred as of March 31, 1996. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with the historical Consolidated Financial Statements and Notes of the Company for the year ended December 31, 1995 and as of and for the unaudited three months ended March 31, 1996 and the historical Consolidated Financial Statements and Notes of Superior for the year ended December 31, 1995 and as of and for the unaudited three months ended March 31, 1996, and should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments and pro forma consolidated amounts are provided for informational purposes only.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transactions described above been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations or financial position.

                               Goran Capital Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                              (amounts in thousands, except per share amounts)
Gross premiums written...........  $151,790           $94,756              $---                 $246,546
                                   --------            ------          --------                  -------
Net premiums written.............    86,360            94,070               ---                  180,430
                                   --------            ------          --------                  -------
Net premiums earned..............    76,102            97,614               ---                  173,716
Net investment income
   and other income..............     5,872            11,264               280     C.3           17,416
Net realized capital gain (loss).      ---              1,954               ---                    1,954
                                   --------            ------          --------                  -------
   Total revenues................    81,974           110,832               280                  193,086
Losses and loss adjustment
   expenses......................    54,193            72,343               ---                  126,536
Policy acquisition and general
   and administrative expenses       16,352            32,705               101     A.1-          49,158
                                                                                    A.3,
                                                                                    B.3
 Interest expense................     1,761                --             4,963     A.4,           6,724
                                   --------            ------          --------     C.2          -------

   Total expenses................    72,306           105,048             5,064                  182,418
                                   --------            ------          --------                  -------
Income before income taxes
   and minority interest.........     9,668             5,784            (4,784)                  10,668
Provision for income taxes.......     2,497             1,649            (1,565)    D              2,581
Minority interest................       ---               ---               136     B.2              136
                                   --------            ------          --------                  -------
     Net income..................  $  7,171            $4,135          $ (3,355)                 $ 7,951
                                   ========            ======          ========                  =======
Net income per common share......  $   1.43                                                      $  1.59
                                      =====                                                      =======
Weighted average shares
   outstanding...................     5,012                                                        5,012
                                      =====                                                        =====


The accompanying notes are an integral part of the pro forma consolidated financial statements.

                               Goran Capital Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1996

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                            (amounts in thousands, except per share amounts)
Gross premiums written ..........   $41,422           $32,289         $     ---                  $73,711
                                   --------            ------           -------                   ------
Net premiums written.............    25,339            32,126         $     ---                   57,465
                                   --------            ------           -------                   ------
Net premiums earned .............    24,518            28,659         $     ---                   53,177
Net investment income
   and other income..............     1,464             3,280                70   C.3              4,814
Net realized capital
   gain (loss)...................       ---                29               ---                       29
                                   --------            ------           -------                   ------
     Total revenues..............    25,982            31,968                70                   58,020
Losses and loss
   adjustment expenses...........    16,597            19,511               ---                   36,108
Policy acquisition and general
   and administrative expenses...     5,993             8,188                25  A.1-             14,206
                                                                                 A.3,
                                                                                 B.3
Interest expense.................       337               ---             1,240  A.4,              1,577
                                   --------            ------           -------  C.2              ------
   Total expenses................    22,927            27,699             1,265                   51,891
                                   --------            ------           -------                   ------
Income before income taxes
   and minority interest.........     3,055             4,269            (1,195)                   6,129
Provision for income taxes.......       851             1,455              (394) D                 1,912
Minority interest................       ---               ---             1,304  B.2               1,304
                                   --------            ------           -------                   ------
     Net income..................  $  2,204            $2,814           $(2,105)                  $2,913
                                   ========            ======           =======                   ======
Net income per
   common share..................  $    .43                                                        $0.57
                                      =====                                                        =====
Weighted average
   shares outstanding............     5,085                                                        5,085
                                      =====                                                        =====


The accompanying notes are an integral part of the pro forma consolidated financial statements.

                               Goran Capital Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                At March 31, 1996

                                                                                               Pro Forma
                                    Goran            Superior                                  for the
                                  Historical         Historical        Adjustments (1)        Transactions
                                  ----------         ----------        ---------------        ------------
                                            (amounts in thousands, except per share amounts)
Assets
Total invested assets and cash...   $50,698          $120,886           $7,692  A.1             $179,276
                                                                                C.1
Receivables......................    43,234            32,530              ---                    75,764
Other assets.....................    12,795            12,598            2,617  A.1               28,010
                                                                                B.3
Goodwill.........................       ---               ---            3,638  A.2                3,638
                                   --------          --------          -------                  --------
   Total Assets .................  $106,727          $166,014          $13,947                  $286,688
                                   ========          ========          =======                  ========
Liabilities
Losses and loss
   adjustment expenses...........   $42,889           $45,700             $---                   $88,589
Unearned premiums................    27,636            44,516              ---                    72,152
Payables.........................     9,071            12,222              ---                    21,293
Federal income taxes payable.....       927               823              ---                     1,750
Subordinated dibentures..........    11,013               ---              ---                    11,013
Notes payable and line of credit.       250               ---            7,500  C.1                7,750
Term loan........................       ---               ---           48,000  A.1               48,000
Minority interest................       ---               ---           21,200  B.1               21,200
                                   --------          --------          -------                  --------
     Total liabilities...........    91,786           103,261           76,700                   271,147
                                   --------          --------          -------                  --------
Shareholders' equity ............    14,941            62,753          (62,753) A.5               14,941
                                   --------          --------          -------                  --------
   Total liabilities and
     shareholders' equity........  $106,727          $166,014          $13,947                  $286,688
                                   ========          ========          =======                  ========


The accompanying notes are an integral part of the pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANACIAL STATEMENTS


(1)      Pro Forma Adjustments Relating to the Transactions

Acquisition of Superior

The acquisition of Superior will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire Superior will be allocated to the assets and liabilities based on their fair values as of the date of the acquisition with any excess of the total purchase price over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Under the terms of the Superior Purchase Agreements the total purchase price for Superior was approximately $66 million. The GAAP carrying value of assets acquired and liabilities assumed at the Acquisition date approximated fair value. There were not significant indentifiable intangible assets. Therefore, the excess cost of the total purchase price was recorded as goodwill.

The Acquisition was funded with (i) $21,200,000 of cash contributions from the GS Funds in exchange for a 48% minority interest in GGS Holdings; and (ii) $48,000,000 in cash from a senior bank facility. Funds received in excess of the total purchase price of Superior plus acquisition costs financed, estimated to be $192,000, are reflected as cash until final determination of the Acquisition purchase price. No additional investment income is assumed to be earned on the excess cash retained from the proceeds of the Acquisition financing.

Pro forma adjustments to give effect to the Acquisition and related transactions are summarized as follows:

A1. Notes payable is adjusted to reflect the Acquisition financing of the $48,000,000 GGS Senior Credit Facility as at March 31, 1996, and total invested assets and cash are adjusted by $192,000 for funds received in excess of the total purchase price.

         Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $232,000 for the year ended December 31, 1995 and by $58,000 for the three months ended March 31, 1996 to reflect the amortization of deferred loan origination costs of $1,397,000 incurred related to the GGS Senior Credit Facility. The debt issuance costs are amortized over six years, the term of the GGS Senior Credit Facility.

A2. Goodwill related to the Acquisition on a pro forma basis is $3,638,000 and is based on a preliminary valuation of the total purchase price.
         Accordingly, the allocation of the excess purchase price may be adjusted upon final determination of such value.

         Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $146,000 for the year ended December 31, 1995 and by $36,000 for the three months ended March 31, 1996 to reflect the amortization of goodwill. Goodwill is amoritized over a 25-year period on a straight line basis based on management's estimate of the expected benefit period.

A3. Policy acquisition and general and administrative expenses for the periods prior to the Acquisition is adjusted by $521,000 for the year ended December 31, 1995 and by $130,000 for the three months ended March 31, 1996 to reflect the elimination of management fees charged by Superior's former parent, Fortis, for corporate expenses. Subsequent to the Acquisition date, no such management fees have or will be charged to Superior by the Company.

A4. Interest expense for the periods prior to the Acquisition is adjusted by $3,989,000 for the year ended December 31, 1995 and by $997,000 for the three months ended March 31, 1996 to reflect the GGS Senior Credit Facility financing of $48,000,000 related to the Acquisition. It is assumed that the interest rate on the GGS Senior Credit Facility was 8.31% percent. The Company entered into an interest rate swap to effectively fix its borrowing costs at 8.31% through November 15, 1996.

A5.      Shareholder's equity at March 31, 1996 has been adjusted to reflect the
         elimination   of   Superior's   historical   shareholder's   equity  of
         $62,753,000 as of March 31, 1996.

The Formation Transaction

B1. In connection with the financing of the Acquisition, GGS Holdings was formed, and $21,200,000 of cash contributions from GS Funds was provided in exchange for a 48% minority interest in GGS Holdings. As part of the Formation Transaction, the Company contributed Pafco to GGS Holdings in exchange for a 52% controlling interest.

B2. Minority interest for the periods prior to the Formation Transaction has been adjusted by $136,000 for the year ended December 31, 1995 and by $1,304,000 for the three months ended March 31, 1996 to reflect the 48% minority interest in GGS Holdings.

B3. Other assets has been adjusted to reflect the capitalization of organizational costs of $1,220,000 incurred in connection with the Formation Transaction, consisting principally of legal, accounting and finders fees.

         Policy acquisition and general and administrative expenses for the periods prior to the Formation Transaction is adjusted by $244,000 for the year ended December 31, 1995 and by $61,000 for the three months ended March 31, 1996 to reflect the amortization of organizational costs. Organizational costs are amoritized over a 5-year period on a straight line basis.

The Transfer

In connection with the Transfer and immediately prior to the Formation Transaction, IGF Holdings distributed to Pafco a dividend of $7,500,000 in cash and the IGF Note of $3,500,000. IGF Holdings funded the cash portion of the distribution to Pafco with the proceeds of the $7,500,000 IGFH Bank Debt.

Pro forma adjustments to give effect to the Transfer and related transactions are summarized as follows:

C1 Notes payable and line of credit is adjusted to reflect the financing of the dividend to Pafco for the IGFH Bank Debt of $7,500,000, as at March 31, 1996. Pro forma notes payable and line of credit is not adjusted to reflect the issuance of the IGF Note of $3,500,000 to Pafco, in accordance with GAAP, since such intercompany transactions are eliminated in consolidation.

C2 Interest expense for the periods prior to the Transfer is adjusted to reflect the financing of the dividend to Pafco. It is assumed that the interest rate on the IGFH Bank Debt was 9.25 percent (prime rate plus 1%). This rate reflects the interest rate enviornment which existed at the Transfer date. The stated interest rate on the IGF Note is 8.0 percent. Pro forma adjustments to give effect to the financing are summarized as follows:


                                                         Year ended           Three months ended
                                                      December 31, 1995         March 31, 1996
                                                      -----------------       ------------------
                  IGFH Bank Debt ....................     $694,000                 $173,000
                  IGF Note...........................      280,000                   70,000
                                                          --------                 --------
                                                          $974,000                 $243,000
                                                          ========                 ========




C3 Other income has been adjusted by $280,000 for the year ended December 31, 1995 and by $70,000 for the three months ended March 31, 1996 to reflect the interest income Pafco would earn which is derived from the IGFH Note of $3,500,000, at a stated rate of 8%. No additional investment income is assumed to be earned on the cash retained in Pafco from the proceeds of the IGF Note.

D. All applicable pro forma adjustments to operations are tax effected at the appropriate rate.